UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On May 15, 2020, Lockheed Martin Corporation (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement, in connection with the issuance and sale of a total of $1,150,000,000 of senior unsecured notes, consisting of $400,000,000 aggregate principal amount of 1.850% Notes due 2030 (the “2030 Notes”) and $750,000,000 aggregate principal amount of 2.800% Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”). The Notes are being sold in a public offering pursuant to the Corporation’s effective registration statement on Form S-3 (File No. 333-237836) and the base prospectus included in that registration statement, as supplemented by the final prospectus supplement dated May 15, 2020, as filed with the Securities and Exchange Commission (“SEC”) on May 18, 2020 (the “Final Prospectus Supplement”).
The 2030 Notes mature on June 15, 2030 and the 2050 Notes mature on June 15, 2050. The Corporation will pay interest on the 2030 Notes and 2050 Notes semi-annually in arrears on June 15 and December 15 of each year beginning on December 15, 2020. The Corporation may, at its option, redeem the Notes of any series in whole or in part at any time and from time to time at the redemption price described in the Final Prospectus Supplement. A copy of the Underwriting Agreement and the forms of Notes are filed as exhibits to this report and are incorporated by reference herein.

The Notes will be issued under an indenture (the “Indenture”) entered into by the Corporation with U.S. Bank National Association, as trustee, on September 6, 2011, pursuant to which the Corporation may issue an unlimited amount of debt securities from time to time in one or more series. A copy of the Indenture previously was filed as an exhibit to the Corporation’s registration statement on Form S-3 (File No. 333-237836) filed with the SEC on April 24, 2020.

The Corporation intends to use approximately $400 million of the net proceeds from the offering to redeem a portion of the outstanding $900 million in aggregate principal amount of its 3.35% Notes due 2021 at their redemption price, and to use the balance of the net proceeds of the offering to repay a portion of its outstanding $1,250 million in aggregate principal amount of its 2.50% Notes due 2020 at or prior to maturity on November 23, 2020.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of May 15, 2020 by and among the Corporation and Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Form of 1.850% Notes due 2030.

4.2	Form of 2.800% Notes due 2050.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: May 19, 2020	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel